Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Third Quarter 2026 Results
Company to Host a Conference Call and Webcast at 5:00 PM ET
(FAIRMONT, WV) October 29, 2026 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. (“MVB Bank”), today announced financial results for the third quarter of 2026. The Fintech-enabled bank powering payments, banking-as-a-service and gaming programs for leading Fintech companies nationwide reported net income of $0.4 million, or $0.03 basic and $0.03 diluted income per share, for the third quarter of 2026.

Third Quarter 2026 Highlights
Net income of $0.4 million, or $0.03 per diluted share, primarily reflecting a $9.9 million provision for credit losses.
Net interest income up 1.0% to $32.6 million, and up 18.1% year-to-date.
Core fully tax equivalent (“FTE”) net interest margin, a non-U.S. GAAP financial measure1, up 15 basis points to 4.02%.
Total cost of funds down 6 basis points, to 2.07%.
Fintech Payments deposits increased to $766.0 million, representing a 28.1% increase, from the prior quarter period and a 55.4% increase, from the prior year period.
Payment Card and Service Charge income of $5.2 million, down 12.8% due to seasonality, but up 39.6% compared to the third quarter of 2025.
Onboarded four new fintech partners during the quarter, bringing YTD wins to nine new fintech partners.
Noninterest expense down 1.9%, to $29.8 million.

From Larry F. Mazza, President and Chief Executive Officer, MVB Financial:
“During the third quarter, we made tangible progress on several key initiatives that are strengthening our underlying business. Net interest income has increased 18% through the first nine months of the year, while core net interest margin expanded 15 basis points during the quarter to 4.02%. An important contributor to
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

that improvement has been the continued growth of our Fintech Payments deposit relationships. Payment related deposits increased 28% during the quarter to $766 million, representing nearly 25% of total deposits, as we have now onboarded nine new fintech partnerships year-to-date. This growth is further diversifying our funding base and reducing reliance on higher cost funding, which is particularly valuable in a rising interest rate environment. This shift helped drive a six basis point decline in our overall cost of funds during the quarter.
“We also took decisive action during the quarter to address specific credit exposures, resulting in an elevated provision for credit losses that had a significant impact on earnings. Nearly three quarters of the increase in nonperforming loans and almost half of the provision were attributable to one land loan involving borrower- and property-specific circumstances. We also continue to work through our legacy SBA portfolio, which we began winding down in 2022 and now totals approximately $23 million. Importantly, criticized loans have declined approximately 45% since early 2025, while our allowance for credit losses has nearly doubled. We believe this reflects meaningful progress in strengthening our overall credit risk profile, and we have not observed broader deterioration across the loan portfolio.
“Our payments business is also generating meaningful fee income growth, with payment card and service charge income up 22% through the first nine months of the year. Quarterly noninterest expense declined below $30 million, reflecting continued expense discipline. We believe our progress in funding diversification, payments revenue growth and operating efficiency is strengthening the foundation for improved financial performance.”

THIRD QUARTER 2026 HIGHLIGHTS
•Net Interest Income, Net Interest Margin and Balance Sheet Trends
•FTE net interest income, a non-U.S. GAAP financial measure1, totaled $32.7 million, an increase of $0.3 million, or 1.1%, from the prior quarter, reflecting continued loan growth and a lower overall cost of funds. Net interest income increased during the third quarter despite a $2.3 million nonrecurring interest income benefit recognized in the prior quarter.
•FTE net interest margin, a non-U.S. GAAP financial measure1, was 4.02%, compared with 4.16% in the prior quarter, primarily reflecting a $2.3 million nonrecurring interest income benefit recognized in the second quarter. Core FTE net interest margin, a non-U.S. GAAP financial measure1, increased 15 basis points from 3.87% to 4.02% during the third quarter.
•Total loan balances increased $43.8 million, or 1.8%, to $2.52 billion at September 30, 2026, marking the sixth consecutive quarter of loan growth.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

•Total deposits were $3.09 billion as of September 30, 2026, down $23.6 million, or 0.8%, from the prior quarter-end. Noninterest bearing deposits decreased $73.2 million and represented 32.3% of total deposits, compared with 34.4% as of June 30, 2026. Growth in payments-related deposits contributed to quarter-end balances, helping diversify the Company’s funding base during what has historically been a seasonally softer quarter for deposit growth, particularly in gaming and certain banking-as-a-service relationships. Fintech Payments deposits totaled $766.0 million as of September 30, 2026, representing 24.8% of total deposits, further diversifying the Company’s funding base alongside traditional banking, gaming and other Fintech relationships.
•The overall cost of funds declined by six basis points to 2.07%, reflecting progress in payments-related deposit growth and ongoing funding optimization, including reduced reliance on higher-cost funding sources.
•The loan to deposit ratio increased to 81.6% from 79.6%.

•Noninterest Income and Expense
•Total noninterest income declined $11.0 million, or 58.3%, to $7.8 million, compared to $18.8 million in the prior quarter, which included a $10.0 million pretax gain associated with a Fintech investment. Excluding that gain, noninterest income declined 10.5%, primarily due to seasonal declines in payment card and service charge income and lower equity method investment income, reflecting lower mortgage activity due to the increase in market interest rates.
•Payment card and service charge income declined 12.8%, to $5.2 million, primarily reflecting seasonal gaming activity, partially offset by growth in other payments-related initiatives. Income from this category increased 39.6% from the year-ago period. The Company continued to execute its Fintech banking platform strategy during the quarter through new client onboarding and continued progress across its payment business, contributing to growth in both payments-related deposits and payment card revenue.
•Total noninterest expense declined $0.6 million, or 1.9%, to $29.8 million, reflecting continued expense discipline, benefits from previously implemented cost-reduction initiatives and the use of AI and automation to enhance efficiencies.
•The Company continued to execute its Fintech banking platform strategy during the quarter and onboarded four new partners, bringing the total year-to-date to nine new partners compared to a total of five in the full year 2025.
•Asset Quality and Capital
•Nonperforming loans totaled $46.8 million, or 1.9% of total loans, as of September 30, 2026, compared to $29.2 million, or 1.2% of total loans, as of June 30, 2026. Of the $17.6 million
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

increase, $13.1 million was attributable to one acquisition-and-development land loan involving circumstances specific to the property and borrower.
•Criticized loans as a percentage of total loans were 2.9% as of September 30, 2026, compared to 3.1% as of June 30, 2026. Classified loans as a percentage of total loans were 2.0%, compared to 1.9% as of the end of prior quarter.
•The provision for credit losses totaled $9.9 million, compared to $4.7 million for the prior quarter. The provision reflected increased specific reserves associated with the acquisition-and-development land loan and certain other credits, including exposures in the Company’s SBA portfolio, as well as loan growth and model factors.
•Net charge-offs were $2.5 million, or 0.41% of average loans on an annualized basis, for the third quarter, compared to $1.4 million, or 0.23% annualized, for the prior quarter. The allowance for credit losses for loans increased to $36.2 million, or 1.44% of total loans, as of September 30, 2026, compared to $28.2 million, or 1.14%, as of June 30, 2026.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 9.7%, 11.3% and 12.6%, respectively, at September 30, 2026, compared to 10.3%, 12.2% and 13.2%, respectively, at the prior quarter-end.
•The tangible common equity ratio, a non-U.S. GAAP financial measure1, was 9.3% as of September 30, 2026, compared to 9.7% as of June 30, 2026.
•Book value per common share and tangible book value per common share, a non-U.S. GAAP financial measure1, were $25.35 and $25.26, respectively, as of September 30, 2026, compared to $26.61 and $26.52, respectively, at the prior quarter-end. The decline in tangible book value per share primarily reflected an increase in accumulated other comprehensive loss from $18.0 million at the end of the prior quarter to $32.6 million as of September 30, 2026.

1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

Conference Call and Webcast
The Company will host a conference call and webcast at 5:00 p.m. Eastern Time today, October 29, 2026, to discuss its quarterly financial results. The call can be accessed via telephone at 877-451-6152 (domestic) or 201-389-0879 (international). A recorded replay can be accessed through November 12, 2026, by dialing 844-512-2921 (domestic) or 412-317-6671 (international); access code: 13762252. Additionally, interested parties can listen to a live webcast of the call on the Company's website at ir.mvbbanking.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About MVB Financial Corp.
MVB Financial Corp. (Nasdaq: MVBF) is an innovative bank powering Fintech solutions in payments, card issuance and online gaming programs for leading Fintech companies nationwide, while providing traditional retail and commercial banking services within established markets. MVB’s comprehensive platform includes money movement solutions across all modalities and embedded finance capabilities. MVB combines proven Fintech builder/incubator capabilities, innovative culture, regulatory expertise, core banking and AI-driven operational efficiency to enable Fintech partners to navigate complex regulatory requirements while accelerating time-to-market. For more information about MVB, please visit ir.mvbbanking.com.

Forward-Looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; industry factors and volatility and disruption in local, national and international political and economic conditions, such as economic slowdowns or recessions, nationally and in the markets in which we operate and other developments such as wars, natural disasters, epidemics or pandemics, military actions, terrorist attacks or geopolitical conflict, and any governmental or societal responses thereto; changes in demand for loan products and deposit flows; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Michael R. Sumbs, Executive Vice President and Chief Financial Officer
(844) 682-2265
msumbs@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-U.S. GAAP financial measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures, nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provides useful supplemental information for a proper understanding of the Company’s financial condition and results. Non-U.S. financial GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by the Company. As a complement to GAAP financial measures, management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP financial measures. See the tables below for a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2026	2026	2025	2026	2025
	Third Quarter	Second Quarter	Third Quarter
Interest income	$49,145	$48,583	$44,220	$142,502	$129,833
Interest expense	16,549	16,309	17,647	49,180	50,804
Net interest income	32,596	32,274	26,573	93,322	79,029
Provision for credit losses	9,947	4,677	4,427	16,478	6,594
Net interest income after provision for credit losses	22,649	27,597	22,146	76,844	72,435

Total noninterest income	7,837	18,796	34,612	34,842	49,565

Noninterest expense:
Salaries and employee benefits	17,130	17,641	21,399	50,923	53,612
Other expense	12,717	12,769	11,932	37,446	36,989
Total noninterest expenses	29,847	30,410	33,331	88,369	90,601

Income before income taxes	639	15,983	23,427	23,317	31,399
Income tax expense	201	3,732	6,291	5,444	8,702
Net income, before noncontrolling interest	438	12,251	17,136	17,873	22,697
Net loss attributable to noncontrolling interest	—	—	—	—	18
Net income available to common shareholders	$438	$12,251	$17,136	$17,873	$22,715

Earnings per share - basic	$0.03	$0.95	$1.36	$1.39	$1.77
Earnings per share - diluted	$0.03	$0.93	$1.32	$1.35	$1.73

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2026	2026	2025	2026	2025
	Third Quarter	Second Quarter	Third Quarter
Payment card and service charge income	$5,238	$6,008	$3,753	$16,332	$13,391
Investment portfolio gains (losses)	(70)	10,592	(6,638)	11,191	(7,112)
Equity method investments income	1,657	1,834	2,395	5,457	5,355
Gain on divestiture activity	—	—	34,086	—	34,694
Other noninterest income	1,012	362	1,016	1,862	3,237
Total noninterest income	$7,837	$18,796	$34,612	$34,842	$49,565

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	September 30, 2026	June 30, 2026	September 30, 2025
Cash and cash equivalents	$209,957	$312,596	$300,042
Investment securities available-for-sale	443,648	429,578	324,709
Equity securities	62,674	62,503	44,199
Loans receivable	2,520,189	2,476,393	2,259,386
Less: Allowance for credit losses	(36,247)	(28,217)	(23,322)
Loans receivable, net	2,483,942	2,448,176	2,236,064
Premises and equipment, net	9,698	9,935	10,351
Other assets	304,306	283,065	317,588
Total assets	$3,514,225	$3,545,853	$3,232,953

Noninterest-bearing deposits	$996,002	$1,069,207	$1,027,231
Interest-bearing deposits	2,091,750	2,042,169	1,748,847
Subordinated debt	34,097	34,072	73,976
Revolving line of credit	20,000	20,000	—
Other liabilities	42,717	35,862	55,147
Total liabilities	3,184,566	3,201,310	2,905,201

Common stock	14,378	14,323	13,892
Additional paid-in capital	174,314	172,940	167,608
Retained earnings	201,726	203,497	188,350
Accumulated other comprehensive loss	(32,581)	(18,039)	(15,239)
Treasury stock	(28,178)	(28,178)	(26,859)
Total stockholders’ equity	329,659	344,543	327,752
Total liabilities and stockholders’ equity	$3,514,225	$3,545,853	$3,232,953

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$326,650	$2,850	3.46%	$252,962	$2,289	3.63%	$410,979	$4,396	4.24%
Investment securities:
Taxable	380,016	5,149	5.38	371,891	4,790	5.17	299,747	3,144	4.16
Tax-exempt [1]	61,315	638	4.13	55,637	538	3.88	94,081	822	3.47
Loans: [2]
Commercial	1,782,256	31,693	7.06	1,801,797	33,481	7.45	1,589,996	29,194	7.28
Tax-exempt [1]	2,229	27	4.81	2,327	27	4.65	2,588	29	4.45
Real estate	615,349	7,823	5.04	581,342	6,375	4.40	567,427	6,252	4.37
Consumer	59,390	1,105	7.38	59,253	1,202	8.14	21,635	563	10.32
Total loans	2,459,224	40,648	6.56	2,444,719	41,085	6.74	2,181,646	36,038	6.55
Total earning assets	3,227,205	49,285	6.06	3,125,209	48,702	6.25	2,986,453	44,400	5.90
Less: Allowance for credit losses	(29,624)			(22,877)			(21,157)
Cash and due from banks	11,076			9,742			11,012
Other assets	336,899			344,238			299,774
Total assets	$3,545,556			$3,456,312			$3,276,082

Liabilities
Deposits:
NOW	$824,627	$6,454	3.11%	$798,433	$6,388	3.21%	$746,687	$5,676	3.02%
Money market checking	627,508	4,096	2.59	582,385	3,641	2.51	486,684	3,216	2.62
Savings	150,611	1,094	2.88	149,211	1,062	2.85	151,801	1,249	3.26
IRAs	6,502	52	3.17	6,580	51	3.11	7,410	67	3.59
CDs	410,254	4,164	4.03	447,766	4,483	4.02	601,020	6,628	4.38
Total interest-bearing deposits	2,019,502	15,860	3.12	1,984,375	15,625	3.16	1,993,602	16,836	3.35
Repurchase agreements and federal funds sold	3,827	16	1.66	4,549	23	2.03	3,309	14	1.68
FHLB and other borrowings	33	—	—	1,321	9	2.73	145	—	—
Subordinated debt	34,088	329	3.83	34,063	314	3.70	73,951	797	4.28
Revolving line of credit	20,000	344	6.82	20,000	338	6.78	—	—	—
Total interest-bearing liabilities	2,077,450	16,549	3.16	2,044,308	16,309	3.20	2,071,007	17,647	3.38
Noninterest-bearing demand deposits	1,088,707			1,030,279			862,124
Other liabilities	36,714			37,872			43,482
Total liabilities	3,202,871			3,112,459			2,976,613

Stockholders’ equity
Common stock	14,351			14,221			13,883
Paid-in capital	173,699			172,231			166,488
Treasury stock	(28,178)			(27,596)			(25,578)
Retained earnings	204,098			202,957			172,258
Accumulated other comprehensive loss	(21,285)			(17,960)			(27,582)
Total stockholders’ equity	342,685			343,853			299,469
Total liabilities and stockholders’ equity	$3,545,556			$3,456,312			$3,276,082

Net interest income and margin (tax-equivalent)[1]		$32,736	4.02%		$32,393	4.16%		$26,753	3.55%
Less: Tax-equivalent adjustments		(140)			(119)			(180)
Net interest income and margin		$32,596	4.01%		$32,274	4.14%		$26,573	3.53%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

	Nine Months Ended			Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$306,787	$8,170	3.56%	$396,125	$12,722	4.29%
Investment securities:
Taxable	371,336	14,348	5.17	310,905	8,730	3.75
Tax-exempt [1]	57,913	1,733	4.00	97,376	2,497	3.43
Loans: [2]
Commercial	1,781,341	95,407	7.16	1,523,973	85,584	7.51
Tax-exempt [1]	2,280	80	4.69	2,710	89	4.39
Real estate	577,829	19,910	4.61	578,184	19,183	4.44
Consumer	56,608	3,236	7.64	20,990	1,572	10.01
Total loans	2,418,058	118,633	6.56	2,125,857	106,428	6.69
Total earning assets	3,154,094	142,884	6.06	2,930,263	130,377	5.95
Less: Allowance for credit losses	(24,805)			(20,088)
Cash and due from banks	10,259			8,750
Other assets	339,294			309,504
Total assets	$3,478,842			$3,228,429

Liabilities
Deposits:
NOW	$778,022	$18,059	3.10%	$642,378	$13,776	2.87%
Money market checking	584,334	10,809	2.47	394,352	7,593	2.57
Savings	149,905	3,353	2.99	119,843	2,750	3.07
IRAs	6,737	163	3.23	7,514	216	3.84
CDs	469,149	14,411	4.11	690,273	23,966	4.64
Total interest-bearing deposits	1,988,147	46,795	3.15	1,854,360	48,301	3.48
Repurchase agreements and federal funds sold	4,186	60	1.92	3,520	53	2.01
FHLB and other borrowings	470	10	2.84	1,738	59	4.54
Senior term loan	15,897	814	6.85	—	—	—
Subordinated debt	42,855	1,501	4.68	73,890	2,391	4.33
Total interest-bearing liabilities	2,051,555	49,180	3.21	1,933,508	50,804	3.51
Noninterest-bearing demand deposits	1,043,840			946,335
Other liabilities	41,748			45,376
Total liabilities	3,137,143			2,925,219

Stockholders’ equity
Common stock	14,231			13,835
Paid-in capital	172,333			165,695
Treasury stock	(27,597)			(20,148)
Retained earnings	200,211			172,012
Accumulated other comprehensive loss	(17,479)			(28,196)
Total stockholders’ equity attributable to parent	341,699			303,198
Noncontrolling interest	—			12
Total stockholders’ equity	341,699			303,210
Total liabilities and stockholders’ equity	$3,478,842			$3,228,429

Net interest income and margin (tax-equivalent) [1]		$93,704	3.97%		$79,573	3.63%
Less: Tax-equivalent adjustments		(382)			(544)
Net interest income and margin		$93,322	3.96%		$79,029	3.61%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data
(Unaudited) (Dollars in thousands, except share and per share data)

	Quarterly				Year-to-Date
	2026	2026	2025		2026	2025
	Third Quarter	Second Quarter	Third Quarter
Earnings and Per Share Data:
Net income	$438	$12,251	$17,136		$17,873	$22,715
Earnings per share - basic	$0.03	$0.95	$1.36		$1.39	$1.77
Earnings per share - diluted	$0.03	$0.93	$1.32		$1.35	$1.73
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.51	$0.51
Book value per common share	$25.35	$26.61	$26.07		$25.35	$26.07
Tangible book value per common share [1]	$25.26	$26.52	$25.98		$25.26	$25.98
Weighted-average shares outstanding - basic	12,975,828	12,869,947	12,615,475		12,880,779	12,824,037
Weighted-average shares outstanding - diluted	13,282,953	13,186,672	13,010,527		13,209,658	13,099,196

Performance Ratios:
Return on average assets [2]	—%	1.4%	2.1%		0.7%	0.9%
Return on average equity [2]	0.5%	14.3%	22.9%		7.0%	10.0%
Net interest margin 3 4	4.02%	4.16%	3.55%		3.97%	3.63%
Efficiency ratio [5]	73.8%	59.5%	54.5%		68.9%	70.5%
Overhead ratio 2 6	3.4%	3.5%	4.1%		3.4%	3.7%
Equity to assets	9.4%	9.7%	10.1%		9.4%	10.1%

Asset Quality Data and Ratios:
Charge-offs	$3,046	$1,773	$967		$6,709	$2,982
Recoveries	$540	$391	$295		$1,323	$1,270
Net loan charge-offs to total loans [2,7]	0.41%	0.23%	0.12%		0.30%	0.11%
Allowance for credit losses	$36,247	$28,217	$23,322		$36,247	$23,322
Allowance for credit losses to total loans	1.44%	1.14%	1.03%	1.03%	1.44%	1.03%
Nonperforming loans	$46,783	$29,233	$26,214		$46,783	$26,214
Nonperforming loans to total loans	1.9%	1.2%	1.2%		1.9%	1.2%
Criticized loans to total loans	2.9%	3.1%	4.1%		2.9%	4.1%

Mortgage Company Equity Method Investees Production Data[8]:
Mortgage pipeline	$1,160,978	$1,236,366	$1,174,362		$1,160,978	$1,174,362
Loans originated	$1,352,172	$1,491,404	$1,546,353		$4,250,497	$4,209,658
Loans closed	$1,003,981	$927,934	$1,014,469		$2,868,704	$2,784,853
Loans sold	$638,154	$820,716	$702,938		$2,206,699	$2,046,657
1 Common equity, less total goodwill and intangibles per common share, a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-U.S. GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income.
6 Noninterest expense as a percentage of average assets.
7 Ratio of charge-offs, less recoveries to total loans.
8 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings, LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-U.S. GAAP Reconciliation: Net Interest Income and Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest income and net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Nine Months Ended
(Dollars in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net interest margin - U.S. GAAP basis
Net interest income	$32,596	$32,274	$26,573	$93,322	$79,029
Average interest-earning assets	$3,227,205	$3,125,209	$2,986,453	$3,154,094	$2,930,263
Net interest margin	4.01%	4.14%	3.53%	3.96%	3.61%

Net interest margin - non-U.S. GAAP basis
Net interest income	$32,596	$32,274	$26,573	$93,322	$79,029
Impact of fully tax-equivalent adjustment	140	119	180	382	544
Net interest income on a fully tax-equivalent basis	$32,736	$32,393	$26,753	$93,704	$79,573
Average interest-earning assets	$3,227,205	$3,125,209	$2,986,453	$3,154,094	$2,930,263
Net interest margin on a fully tax-equivalent basis	4.02%	4.16%	3.55%	3.97%	3.63%

Core net interest margin - non-U.S. GAAP basis
Net interest income on a fully tax-equivalent basis	$32,736	$32,393	$26,753	$93,704	$79,573
Less: interest income from non-recurring items	—	(2,272)	—	(2,272)	—
Core net interest income on a fully tax-equivalent basis	$32,736	$30,121	$26,753	$91,432	$79,573
Average interest-earning assets	$3,227,205	$3,125,209	$2,986,453	$3,154,094	$2,930,263
Adjusted net interest margin on a fully tax-equivalent basis	4.02%	3.87%	3.55%	3.88%	3.63%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	September 30, 2026	June 30, 2026	September 30, 2025
Tangible Book Value per Common Share
Goodwill	$1,200	$1,200	$1,200
Total intangibles	$1,200	1,200	1,200

Total equity attributable to parent	$329,659	344,543	327,752
Less: Total intangibles	(1,200)	(1,200)	(1,200)
Tangible common equity	$328,459	$343,343	$326,552

Tangible common equity	$328,459	$343,343	$326,552
Common shares outstanding (000s)	13,003	12,947	12,570
Tangible book value per common share	$25.26	$26.52	$25.98

Tangible Common Equity Ratio
Total assets	$3,514,225	$3,545,853	$3,232,953
Less: Total intangibles	(1,200)	(1,200)	(1,200)
Tangible assets	$3,513,025	$3,544,653	$3,231,753

Tangible assets	$3,513,025	$3,544,653	$3,231,753
Tangible common equity	$328,459	$343,343	$326,552
Tangible common equity ratio	9.3%	9.7%	10.1%